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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.21

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT

         This AMENDMENT NO.1 TO PURCHASE AGREEMENT, is made and entered into as of August 1, 2003 (the "Amendment"), by and among MSX INTERNATIONAL, INC., a Delaware corporation, (the "Company"), MSX INTERNATIONAL LIMITED, a wholly owned subsidiary of MSXI ("MSXI Limited" and together with the Company the "Issuers"), and Jefferies & Company, Inc. a Delaware corporation (the "Initial Purchaser").

                                    RECITALS:

         WHEREAS, the Issuers and the Initial Purchaser entered into the Purchase Agreement dated as of July 25, 2003 (the "Purchase Agreement") whereby the Issuers proposed and agreed to sell to the Initial Purchaser $75,500,000 aggregate principal amount of 11% Senior Secured Note Units due 2007 (each a "Unit" and, collectively, the "Units"), each Unit consisting of $860 principal amount of 11% Senior Secured Notes due 2007 issued by the Company (the "U.S. Notes") and $140 principal amount of 11% Senior Secured Notes due 2007 issued by MSXI Limited (the "U.K. Notes" and, together with the U.S. Notes, the "Notes");

         WHEREAS the Initial Purchaser agreed to purchase from the Issuers, the Units at a purchase price of 96.144% of the aggregate principal amount thereof;

         WHEREAS the parties hereto wish to amend the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1. Definitions. As used herein, capitalized terms which are defined in the preamble hereto shall have the meanings as so defined, and capitalized terms not so defined shall have the meanings set forth in the Purchase Agreement.

         SECTION 2. Amendment to Section 13(c) of the Purchase Agreement. The following section is hereby amended by deleting the language from 13(c) in its entirety and replacing it with the following:

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Each of the Issuers hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. MSXI Limited has, by a separate written instrument, irrevocably appointed the Company, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to MSXI Limited, by the person serving the same to MSX International, Inc. 22355 West Eleven Mile Road, Southfield, MI 48034, shall be deemed in every respect
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         to effect service of process upon MSXI Limited in any such suit or proceeding. MSXI Limited further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

         The obligation of MSXI Limited in respect of any sum due Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to Initial Purchaser hereunder, MSXI Limited agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to Initial Purchaser hereunder, Initial Purchaser agrees to pay to the MSXI Limited an amount equal to the excess of the dollars so purchased over the sum originally due Initial Purchaser hereunder.

         SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this
Section 3:

(a) The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not: (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b) This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles.

         SECTION 4. Binding Effect; Ratification.

(a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b) On and after the execution and delivery hereof, this Amendment shall be a part of the Purchase Agreement amended hereby and each reference in the Purchase Agreement to "this Agreement" or "hereof", "hereunder" or words of like import, and each reference in any other agreement to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

(c) Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

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         SECTION 5. Miscellaneous.

(a) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(b) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(c) Executed counterparts of this Amendment may be delivered electronically.

                             [SIGNATURES TO FOLLOW]

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         IN WITNESS WHEREOF, the parties have executed this Amendment by their respective officers thereunto duly authorized as of the date first above written.

                                    MSX International, Inc.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                    Name:  Frederick K. Minturn
                                    Title: Executive Vice President & Chief
                                           Financial Officer

                                    MSX International Limited

                                    By:/s/ Frederick K. Minturn
                                       -----------------------------------------
                                    Name:  Frederick K. Minturn
                                    Title: Director

                                                 Amendment to Purchase Agreement

                                      S-1
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                                    JEFFERIES & COMPANY, INC.

                                    By: /s/ Douglas R. Speegle
                                        ----------------------------------------
                                    Name:  Douglas R. Speegle
                                    Title: Managing Director

                                                 Amendment to Purchase Agreement

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